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                                                                      Exhibit 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271, Form S-8 No. 33-59866, Form S-8 No. 333-44735, Form S-8
No. 333-53417, Form S-8 No. 333-93633, Form S-8 No. 333-30650, Form S-8 No.
333-37142, Form S-4 No. 333-50018, Form S-8 No. 333-74344, Form S-8 No.
333-74340 and Form S-3 No. 333-74564) of Hilb, Rogal and Hamilton Company and in the related Prospectuses of our report dated February 13, 2002, with respect to the consolidated financial statements of Hilb, Rogal and Hamilton Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP




Richmond, Virginia
March 26, 2002